UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

Inception Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-177786	45-3360079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road,

T.S.T., Kowloon, Hong Kong

(Address of Principal Executive Offices)

Moxian Group Holdings, Inc.

(former name or former address, if changed since last report)

Tel: + (852)2723-8638

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

The information in Item 5.03 with respect to the reverse stock split and name change of Inception Technology Group, Inc. (f/k/a Moxian Group Holdings, Inc., the “Company”) is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On July 9, 2014, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change its corporate name from “Moxian Group Holdings, Inc.” to “Inception Technology Group, Inc.” (the “Name Change”), and (ii) to implement a 1-for-5 reverse split of its issued and outstanding common stock (“Common Stock”) (the “Reverse Split”). A copy of the Amendments is filed herewith as Exhibit 3.1.

On July 23, 2014, the Financial Industry Regulatory Authority approved and declared the Amendments to be effective. As a result of the Reverse Split, 230,000,000 shares of Common Stock prior to the Reverse Split decreased and without any further action from the Company’s stockholders, to 46,000,000 shares of common stock. The Reverse Split will not alter the total number of the authorized shares or the par value of the shares of the Company.

As a result of the Amendments, the Company’s CUSIP number has changed from 624706107 to 45329M100, and the new trading symbol for the Company’s Common Stock will be “ITGU” 20 business days after July 23, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Articles of Amendment to the Articles of Incorporation of the Company filed with the Florida Department of State Division of Corporations on July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Technology Group, Inc.

Date: July 24, 2014	By:	/s/ Liew Kwong Yeow
Name: Liew Kwong Yeow
Title: Chief Executive Officer